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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     This Agreement made between ROBERT F. BARONNER, JR., herein referred to as Employee, and BANK OF CHARLES TOWN, whose principal place of business is located in Charles Town, Jefferson County, West Virginia, herein referred to as Employer, and POTOMAC BANKSHARES, INC., the corporate parent of Employer ("BANKSHARES").

                                    RECITALS

     WHEREAS Employer is engaged in the business of banking, in Charles Town, Jefferson County, West Virginia;

     WHEREAS Employee has been engaged in and has had a great deal of experience in the business of banking;

     WHEREAS Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

     WHEREAS Employer deems it in its best interests to secure the continued services, and ensure the undivided dedication and objectivity of Employee, in the future and in the event of any threat or occurrence of or negotiation or other action that could lead to, or create the possibility of, a Change in Control, as defined in this Agreement;

     NOW, THEREFORE: For the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, employer and employee agree as follows:

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                                   SECTION ONE
                                   DEFINITIONS

     1.  Definitions. As used in this Agreement, the following terms shall have
         -----------
the respective meanings set forth below

     (a) "Board" means the Board of Directors of the Employer.

     (b) "Cause" means (i) the willful and continued failure of Employee to perform substantially his duties with the Employer (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such failure subsequent to Employee being delivered a Notice of Termination without Cause by the Employer or delivering a Notice of Termination for Good Reason to the Employer) after a written demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties, (ii) the willful engaging by Employee in illegal conduct or gross misconduct which is directly demonstrably and materially injurious to the Employer or its affiliates or (iii) the Employee's conviction of, or plea of guilty of nolo contendere to, a felony involving moral turpitude. For purposes
          ---------------
of this paragraph (b) no act or failure to act by Employee shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer or its affiliates. The unwillingness of Employee to accept any condition or event which would constitute Good Reason under Section

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1(f) may not be considered by the Board to be a failure to perform or misconduct by Employee. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause for purposes of this Agreement unless and until there shall have been delivered to him a copy of a resolution, duly adopted by a vote of a majority of the entire Board at a meeting of the Board called and held (after reasonable notice to Employee and an opportunity for Employee and his counsel to be heard before the Board). The Employer must notify Employee of an event constituting Cause within ninety (90) days following its knowledge of its existence or such event shall not constitute Cause under this Agreement.

          (c) "Change in Control" means the occurrence of any one of the following events:

          (i) individuals who, on January 1, 2001, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2001, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no
                                            --------  -------
individual elected or nominated as a director of the Employer initially as a result of an actual or threatened election contest with respect to directors

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or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to an Incumbent Director;

     (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14 (d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange act), directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the Employer's then outstanding securities eligible to vote for the election of the Board (the "Employer Voting Securities"); provided, however, that the
                                                 --------  -------
event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Employer or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Employer or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii), (E) pursuant to any acquisition by Employee or any group of persons including Employee (or any entity controlled by Employee or any group of persons including Employee); or
(F) a transaction (other than one described in (iii) below) in which Employer Voting Securities are acquired from the Employer, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause

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(F) does not constitute a Change in Control under this paragraph (i);


     (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Employer or any of its Subsidiaries that requires the approval of the Employer's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:
(A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Employer Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Employer Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Employer Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the

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beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors or the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Control Transaction"); or

         (iv) the stockholders of the Employer approve a plan of complete liquidation or dissolution of the Employer or a sale or disposition of all or substantially all of the Employer's assets.

         Notwithstanding the foregoing, a Change in Control of the Employer shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Employer Voting Securities as a result of the acquisition of Employer Voting Securities by the Employer which reduces the number of Employer Voting Securities outstanding; provided, that if after such
                                                  --------  ----
acquisition by the Employer such person becomes the beneficial owner of additional Employer Voting Securities that increases the percentage of outstanding Employer Voting Securities beneficially owned by such person, a Change in Control of the Employer shall

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then occur.

         (d) "Date of Termination" means (i) the effective date on which Employee's employment by the Employer terminates as specified in a prior written notice by the Employer or Employee, as the case may be, to the other, delivered pursuant to Section 10 or (II) if Employee's employment by the Employer terminates by reason of death, the date of death of Employee.

         (e) "Disability" means Employee's total and permanent disability as defined by the Employer's long-term disability plan (as in existence immediately prior to the Change in Control, or if none is in existence, the most recent such plan).

         (f) "Good Reason" means, without Employee's express written consent, the occurrence of any of the following events after a Change in Control:

         (1) (A) any change in the duties or responsibilities (including reporting responsibilities) of Employee that is inconsistent in any material and adverse respect with Employee's position(s), duties, responsibilities or status with the Employer immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities); provided,
                                                                     --------
however that Good Reason shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Employer no longer being a publicly traded entity and does not involve any other event set forth in this paragraph (f) or (B) a material and adverse change in Employee's

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titles or offices (including, if applicable, membership on the Board) with the
Employer as in effect immediately prior to such Change in Control;

         (2) a reduction by the Employer in Employee's rate of annual base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

         (3) any requirement of the Employer that Employee (i) be based anywhere more than fifty (50) miles from the facility where Employee is located at the time of such Change in Control or (ii) travel on Employer business to an extent substantially greater than the travel obligations of Employee immediately prior to such Change in Control;

         (4) the failure of the Employer to (A) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Employee is participating immediately prior to such Change in Control or the taking of any action by the Employer which would adversely affect Employee's participation in or reduce Employee's benefits under any such plan, unless Employee is permitted to participate in other plans providing Employee with substantially equivalent benefits in the aggregate (at substantially equivalent cost with respect to welfare benefit plans), or (B) provide Employee with paid vacation in accordance with the most favorable vacation policies of the

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Employer and its affiliated companies as in effect for Employee immediately prior to such Change in Control, including the crediting of all service for which Employee had been credited under such vacation policies prior to the Change in Control; or

         (5) the failure of the Employer to obtain the assumption agreement from any successor as contemplated in Section 8(b).

         Notwithstanding the foregoing, an isolated and inadvertent action taken in good faith and which is remedied by the Employer within ten (10) days after receipt of notice thereof given by Employee shall not constitute Good Reason. Employee must notify Employer of any event constituting Good Reason within ninety (90) days following his knowledge of its existence or such event shall not constitute Good Reason under this Agreement. Employee's termination of employment under this Agreement for Good Reason shall in no event impair Employee's ability to receive benefits under any retirement-based plans or programs for which Employee is otherwise eligible as of Employee's Date of Termination.

         (g) "Nonqualifying Termination" means a termination of Employee's employment (1) by the Employer for Cause, (2) by Employee for any reason other than Good Reason (including Retirement if Good Reason does not exist at such time), (3) as a result of Employee's death, or (4) as a result of Disability.

         (h) "Qualifying Termination" means any termination of Employee's employment that is not a Nonqualifying Termination.

         (i)  "Retirement" means termination of employment by Employee

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in accordance with the Employer's retirement plan generally applicable to salaried employees (as in existence immediately prior to the Change in Control), or in accordance with any retirement arrangement established with respect to Employee with Employee's written consent.

         (j) "Subsidiary" means any corporation or other entity in which the Employer or Potomac Bankshares has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

         (k) "Termination Period" means the period of time beginning with a Change in Control and ending two (2) years following such Change in Control. Notwithstanding anything in this Agreement to the contrary, if (i) Employee's employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control and (ii) Employee reasonably demonstrates that such termination (or Good Reason event) was at the request or suggestion of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control then for purposes of this Agreement (and notwithstanding whether a Change in Control occurs), the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control.

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                                   SECTION TWO
                                   EMPLOYMENT

         Employer and Potomac Bankshares hereby employ, engage, and hire Employee as President and Chief Executive Officer of Potomac Bankshares, Inc. and The Bank of Charles Town, and as member of the Board of Directors of same, and employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of the Board of Directors of Employer and Potomac Bankshares. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and related services and duties as may be assigned to him from time to time by Employer.

                                  SECTION THREE
                            BEST EFFORTS OF EMPLOYEE

         Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the terms of this Agreement, to the reasonable satisfaction of employer.

                                  SECTION FOUR
                               TERM OF EMPLOYMENT

         The term of this agreement shall be a period of one (1) year, commencing January 1, 2001, and terminating December 31, 2001, subject, however, to prior termination only as herein provided. At

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the expiration date of December 31, 2001, this agreement shall be considered renewed for regular periods of one year, provided neither party submits a notice of termination pursuant to Section 17.

                                  SECTION FIVE
                            COMPENSATION OF EMPLOYEE

     Employer shall pay employee, and employee shall accept from employer, as Employee's base salary, compensation at the rate of One Hundred Ten Thousand Dollars ($110,000.00) per annum, payable using the normal pay periods of employees of Employer while this agreement shall be in force.

     Additionally, Employee shall receive an annual Directors' fee in an amount equal to the fee paid to other directors of employer, and paid at the normal pay period for said directors.

     Employer shall maintain the premium payments for medical coverage for employee, at least at the same level of coverage as that offered to other employees of the Employer.

     Employer shall reimburse employee for all reasonable and necessary expenses incurred by Employee while tending to the business of the Employer, including but not limited to travel, customer development and entertainment, and professional development expenses.

     Employer shall maintain the monthly full-family dues payment for Employee at Cress Creek Country Club.

                                   SECTION SIX

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                                CHANGE IN CONTROL

     1.  Obligation of Employee. In the event of a tender or exchange offer,
         ----------------------
proxy contest, or the execution of any agreement which, if consummated, would constitute a Change in Control, Employee agrees not to voluntarily leave the employ of the Employer, other than as a result of Disability, Retirement (following age sixty (60)) or an event which would constitute Good Reason if a Change in Control had occurred, until the Change in Control occurs or, if earlier, such tender or exchange offer, proxy contest, or agreement is terminated or abandoned; provided, however, that such obligation shall not
                         --------  -------
extend for a period exceeding one hundred and eighty (180) days from the initial event resulting in the obligation under this Section 2.

     2.  Payments Upon Termination of Employment.
         ---------------------------------------

     (a) If during the Termination Period the employment of Employee shall terminate, other than by reason of a Nonqualifying Termination, then the Employer shall pay to Employee (or Employee's beneficiary or estate) within ten
(10) days following the Date of Termination, as compensation for services rendered to the Employer:

     (1) a lump-sum cash amount equal to the sum of (A) Employee's unpaid base salary from the Employer and its affiliate companies through the Date of Termination (without taking into account any reduction of base salary constituting Good Reason), (B) any bonus payments which have become payable, to the extent not theretofore

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paid, and (C) any compensation previously deferred by Employee other than pursuant to a tax-qualified plan (together with any interest thereon) and any unpaid accrued vacation, each to the extent not theretofore paid;

     (2) to the extent not paid under the terms of the Employer's annual incentive compensation plan, a lump-sum cash amount equal to the target award for the Employee under such annual incentive compensation plan for the fiscal year in which his Date of Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which such Date of Termination occurs; and

     (3) a lump-sum cash amount equal to the sum of (A) twice the Employee's annual rate of base salary from the Employer and its affiliated companies in effect immediately prior to the Date of Termination (not taking into account any reductions which would constitute Good Reason) plus (B) the average annualized bonus earned by the Employee from the Employer (or its Subsidiaries) during the three fiscal years (or shorter annualized period if Employee had not been employed for the full three-year period) ending immediately prior to the year of the Change in Control.

     (b) If during the Termination Period the employment of Employee shall terminate, other than by reason of a Nonqualifying Termination, then for a period of eighteen (18) months following the Date of Termination, the Employer shall provide Employee (and Employee's dependents, if applicable) with the same level of

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medical, dental, accident, disability, and life insurance benefits upon substantially the same terms and conditions (including contributions required from Employee to receive such benefits) as existed immediately prior to Employee's Date of Termination (or, if more favorable to Employee, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, that, if Employee cannot continue to participate in the
          --------  ----
Employer plans providing such benefits, the Employer shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, if Employee becomes reemployed with another employer and is eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Employee's eligibility, but only to the extent that the Employer reimburses Employee for any increased cost and provides any additional benefits necessary to give Employee the benefits promised hereunder.

     (c) Any amount of severance paid pursuant to this Section 6 shall offset any other amount of severance to be received by Employee upon termination of employment of Employee under any other severance plan or policy of the Employer, including any employment agreement.

     (d) If during the Termination Period the employment of Employee shall terminate by reason of a Nonqualifying Termination, then the Employer shall pay to Employee within ten (10) days

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following the Date of Termination a lump sum cash amount equal to the sum of (i)
Employee's unpaid base salary from the Employer through the Date of Termination,
(ii) any bonus payments which have become payable, to the extent not theretofore paid, and (iii) any compensation previously deferred by Employee other than pursuant to a tax-qualified plan (together with any interest thereon) and any unpaid accrued vacation, each to the extent not theretofore paid.

     3.  Withholding Taxes. The Employer may withhold from all payments due to
         -----------------
the Employee (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Employer is required to withhold therefrom.

     4.  Limitations on Payments by the Employer.
         ---------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Employer (or any of its affiliate entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Employee (whether pursuant to the terms of this Agreement of otherwise) (the "Payments") would be subject to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amounts payable to Employee under this Agreement shall be reduced (reducing first the payments under Section 3(a)(ii), unless an alternative method of reduction is elected by Employee) to the maximum amount

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as will result in no portion of the Payments being subject to such excise tax
(the "Safe Harbor Cap"). For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and not other Payments) shall be reduced, unless consented to by Employee.

     (b) All determinations required to be made under this Section 5 shall be made by the public accounting firm that is retained by the Employer and Potomac Bankshares as of the date immediately prior to the Change in Control (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control (or if the Accounting Firm fails to make the Determination), Employee may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If payments are reduced to the Safe Harbor Cap, the Accounting Firm shall provide a reasonable opinion to Employee that he is not required to report any Excise Tax on his federal income tax return. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Employer. The determination by the Accounting Firm shall be binding upon the Employer and Employee (except as provided in Subsection (c) below).

     (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which

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has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, Employee by the Employer, which are in excess of the limitations provided in this Section 5 (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be a loan to Employee made on the date Employee received the Excess Payment and Employee shall repay the Excess Payment to the Employer on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Employee's receipt of such Excess Payment until the date of such repayments. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Payments which will not have been made by the Employer should have been made (an "Underpayment"), consistent with the calculations required to be made under this Section 5. In the event that it is determined (1) by the Accounting Firm, the Employer (which shall include the position taken by the Employer, or together with its consolidated group, on its federal income tax return) or the IRS or (2) pursuant to a determination by a court, that an Underpayment has occurred, the Employer shall pay an amount equal to such Underpayment to Employee within ten (10) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to Employee until the date of payment.

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                                  SECTION SEVEN
                          SUCCESSORS; BINDING AGREEMENT

     (a) This Agreement shall not be terminated by any Business Combination. In the event of any such Business Combination, the provisions of this Agreement shall be binding upon the Surviving Corporation, and such Surviving Corporation shall be treated as the Employer hereunder.

     (b) The Employer agrees that in connection with any Business Combination, it will cause any successor entity to the Employer unconditionally to assume, by written instrument delivered to Employee (or his beneficiary or estate), all of the obligations of the Employer hereunder. Failure of the Employer to obtain such assumption prior to the effectiveness of any such Business Combination that constitutes a Change in Control shall constitute Good Reason hereunder and shall entitle Employee to compensation and other benefits from the Employer in the same amount and on the same terms as Employee would be entitled hereunder if Employee's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Employee.

     (c) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives,

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executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee shall die following the Date of Termination while any amounts would be payable to Employee hereunder had Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Employee to receive such amounts or, if no person is so appointed, to Employee's estate.

                                  SECTION EIGHT
                                     NOTICE

     (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                           If to the Employee:

                           Robert F. Baronner, Jr.
                           2060 Fox Chase Drive
                           Martinsburg, WV  25401

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                           If to the Employer or Potomac Bankshares:

                           Bank of Charles Town
                           Potomac Bankshares, Inc.
                           P. O. Box 906
                           Charles Town, WV  254l4
                           Attention:  John C. Skinner, Jr.


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address be effective only upon receipt.

     (b) A written notice of Employee's Date of Termination by the Employer or Employee, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                                  SECTION NINE
                     FULL SETTLEMENT; RESOLUTION OF DISPUTES

     The Employer's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Employee or others. In no event shall Employee be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and, except as provided in Section

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3(b) hereof, such amounts shall not be reduced whether or not Employee obtains other employment.

                                   SECTION TEN
                          EMPLOYMENT WITH SUBSIDIARIES

     Employment with the Employer for purposed of this Agreement shall include employment with any Subsidiary.

                                 SECTION ELEVEN
                             GOVERNING LAW; VALIDITY

     The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of West Virginia without regard to the principle of conflicts of laws. the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

                                 SECTION TWELVE
                                  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                                SECTION THIRTEEN
                                OTHER EMPLOYMENT

     Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of employer, and

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employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of employee, and employee shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent employee from investing or limit employee's right to invest his surplus funds in real estate, or to engage in any other activity which does not interfere or otherwise conflict with Employee's obligations to Employer under this Agreement, all subject to the restrictions and limitations imposed by Federal and State banking laws on officers and directors of banks and bank holding companies.

                                SECTION FOURTEEN
                         AGREEMENTS OUTSIDE OF CONTRACT

     This contract contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement

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or any representations including the execution and delivery hereof except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on its own judgment in entering into this agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

                                 SECTION FIFTEEN
                            MODIFICATION OF CONTRACT

     No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

                                 SECTION SIXTEEN
                                   TERMINATION

     This agreement may be terminated by either party on thirty

(30) days' written notice to the other. Such notice also applies to Employer's determination not to renew this Agreement. Except as set forth in Section 6 hereof, Employer shall terminate this Agreement, or fail to renew same for any reason other than Cause as defined in Section 1, employee shall be entitled to compensation for one full year from termination, as set forth in Section 5, and Employee shall, for a period of twelve (12) months from termination, continue to provide to Employee and Employee's dependents, if applicable, with the same level of medical, dental, disability and life insurance benefits upon substantially the same terms and conditions (including contributions required from Employee to receive such benefits) as existed immediately prior to the termination, provided that, if Employee cannot continue to participate in the
             -------- ----
Employer plans providing such benefits, the Employer shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, if Employee becomes re-employed with another employer and is eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Employee's eligibility, but only to the extent that the Employer reimburses Employee for any increased cost and provides any additional benefits necessary to give Employee the benefits promised hereunder. Employee may withhold required taxes from all payments due to Employee hereunder. In the event of termination for Cause,

Employer thereon may terminate employment without notice and with pay only to the date of such termination. It is further agreed that any breach or evasion of any of the terms of this contract by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

                                SECTION SEVENTEEN
                                  SEVERABILITY

     All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections One and Four hereof, shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

     In witness whereof, the parties have executed this agreement at Charles Town, West Virginia, on July 10, 2001.
                        -------------

                                           BANK OF CHARLES TOWN

                                           /s/ John C. Skinner, Jr.
                                           ------------------------
                                           By:  John C. Skinner, Jr.
                                           for the Board of Directors


                                           POTOMAC BANKSHARES, INC.

                                           /s/ John C. Skinner, Jr.
                                           ------------------------
                                           By:  John C. Skinner, Jr.
                                           for the Board of Directors

                                           /s/ Robert F. Baronner, Jr.
                                           ---------------------------
                                           ROBERT F. BARONNER, JR.

STATE OF WEST VIRGINIA,

COUNTY OF Jefferson, TO-WIT:
          ---------


     Taken, subscribed and sworn to by John C. Skinner, Jr., for the Board of Directors of Bank of Charles Town, before me, a Notary Public, this 12 day of
                                                                    --
July, 2001.
----

                                          /s/ Virginia Mae Longerbeam
                                          ---------------------------
                                          Notary Public

My commission expires:

May 7, 2006
---------------------




STATE OF WEST VIRGINIA,

COUNTY OF Jefferson, TO-WIT:
          ---------


     Taken, subscribed and sworn to by John C. Skinner, Jr., for the Board of Directors of Potomac Bankshares, Inc., before me, a Notary Public, this 12/th/
                                                                        ------
day of July, 2001.
       ----

                                          /s/ Virginia Mae Longerbeam
                                          ---------------------------
                                          Notary Public

My commission expires:

May 7, 2006
-----------

STATE OF WEST VIRGINIA,

COUNTY OF Jefferson, TO-WIT:
          ---------


     Taken, subscribed and sworn to by Robert F. Baronner, Jr., before me, a Notary Public, this 12/th/ day of July, 2001.
                    ------        ----


                                          /s/ Virginia Mae Longerbeam
                                          -------------------------------
                                          Notary Public

My commission expires:

May 7, 2006
-----------